UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2008

(Date of Report)

August 4, 2008

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 6, 2008, International Paper Company (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial 8-K”) to report, among other things, the completion of its purchase of the assets of Weyerhaeuser Company’s Containerboard, Packaging and Recycling business. This Form 8-K/A amends and supplements the Initial 8-K and is being filed to provide the pro forma condensed combined financial information described in Item 9.01 below which was not previously filed with the Initial 8-K, and is permitted to be filed by amendment no later than 71 calendar days after the date the Initial 8-K was required to be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of International Paper Company is filed as Exhibit 99.1 to this Form 8-K/A and is incorporated herein by this reference:

•	Unaudited pro forma condensed combined balance sheet as of March 31, 2008,

•	Unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008, and

•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007.

(d) Exhibits

Exhibit 99.1	Unaudited pro forma condensed combined balance sheet of International Paper Company as of March 31, 2008, unaudited pro forma condensed combined statement of operations of International Paper Company for the three months ended March 31, 2008, and unaudited pro forma condensed combined statement of operations of International Paper Company for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 17, 2008

EXHIBIT INDEX

Exhibit 99.1	Unaudited pro forma condensed combined balance sheet of International Paper Company as of March 31, 2008, unaudited pro forma condensed combined statement of operations of International Paper Company for the three months ended March 31, 2008, and unaudited pro forma condensed combined statement of operations of International Paper Company for the year ended December 31, 2007.